LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         VAIL RANCH LIMITED PARTNERSHIP
                        A CALIFORNIA LIMITED PARTNERSHIP

This Limited Partnership Agreement is made and entered into as of April 1, 1994, by and between LANDGRANT CORPORATION, a California corporation, as the General Partner, and OLD VAIL PARTNERS, a California General Partnership, as the Limited Partner, for the purpose of forming a Limited Partnership under the Revised Limited Partnership Act of the State of California.

                                    ARTICLE 1
                          FORMATION OF THE PARTNERSHIP

        1.1 Formation. The parties hereby form a Partnership under the Revised Limited Partnership Act of the State of California. The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein.

        1.2 Name,. The name of the Partnership shall be VAIL RANCH LIMITED PARTNERSHIP, a California Limited Partnership, or such other name as the General Partner may hereafter designate by Notice in writing to the Limited Partner.

        1.3 Business Purpose. The business of the Partnership shall be to acquire, develop, improve, operate, maintain, lease, hold, sell, or dispose of the Property (described on Exhibit "A" hereto) of the Partnership for long-term investment or for use in its trade or business, and to engage in any other activities related or incidental thereto, as more particularly set forth in Paragraph 6.2. Without limiting the generality of the foregoing, the Partnership intends to develop a shopping center on the Property and related parking and appurtenances, as generally depicted on Exhibit "A-1" hereto.

        1.4 Place of Business. The principal place of business of the Partnership shall be 12625 High Bluff Drive, Suite 212, San Diego, California 92130, or such other places as the General Partner may designate from time-to-time upon giving written notice of any such change to the Limited Partners.

        1.5 Certificate of Limited Partnership. The General Partner shall execute and acknowledge a Certificate of Limited Partnership pursuant to the provisions of the Act. The General Partner shall thereafter cause the Certificate of Limited Partnership to be filed in the office of, and on a form prescribed by, the Secretary of State of the State of California. In addition, the General Partner shall record a copy of such Certificate of Limited Partnership in the Office of the County Recorder of each county in which the Partnership owns or intends to own real property or any interest in real property. The Certificate of Limited Partnership shall be amended by the General Partner as required by the Act.

     1.6 Accent for Service of Process. The Partnership's agent for service of process shall be Christopher Smith.

        1.7 Term. The Partnership shall become a California Limited Partnership on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of California, and shall continue until fifty
(50) years from the date hereof, unless terminated or dissolved earlier in accordance with this Agreement or by law.

        1.8 Ownership of Property. All Partnership Property shall be held and conveyed in the name of the Partnership, and no Partner individually shall have any right to own any Partnership Property. No right of partition with respect to the Property shall exist in any Partner or in any Partner's heirs, successors or assigns, and any such right that might be effected by action of law is hereby waived for and on behalf of themselves, their respective heirs, executors, administrators, legal representatives, successors and assigns.

        In connection with any transfer of the Real Property or any portion thereof to the Partnership, (i) the Partnership shall obtain title to such Real Property, subject to such liens, encumbrances, and exceptions to title of record as are disclosed in Exhibit "B" hereto as well as all real property taxes, current and delinquent, and all unpaid general and special bonds and assessments (including delinquent installments), the printed exceptions contained in a standard coverage CLTA Owner's Policy of Title Insurance and such other matters as expressly approved in writing by the General Partner, (ii) all closing costs in connection with the contribution of such Property the Partnership shall be paid for by the Partnership, (iii) the General Partner shall obtain title insurance showing title vested in the Partnership; and (iv) the Partners shall cause to be executed and recorded such easements and similar agreements as the General Partner and any governmental authority having jurisdiction may reasonably determine regarding the construction, maintenance, use and governmental approval of such shared facilities as parking lots, roads, walkways and the like located or to be located on the Real Property.

        1.9 Property Transfer. Immediately subsequent to the execution hereof, the Limited Partner shall execute and deliver to Union Land Title Insurance Company of California or other mutually satisfactory escrow company ("Union") a fully executed Grant Deed (the "Deed") conveying to the Partnership that portion of the Real Property required for the development of the property (the "Property"), together with escrow instructions in a form mutually satisfactory to both the General Partner and the Limited Partner providing, in part, that the transfer of the Property shall be effective only upon, and Union shall do all acts necessary for, recordation of such deed by Union.

                                    ARTICLE 2

                                  DEFINED TERMS

        The following defined terms shall, unless the context otherwise requires, have the meanings specified in this Article 2. The singular shall be deemed to refer to the plural, the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context may require.

        2.1 "Accountants" means Harlan & Boettger or such other firm of independent accountants as may be engaged from time to time by the General Partner for the Partnership.

         2.2 "Act" means the Revised Limited Partnership Act of the State of California.

        2.3 "Additional Partners" means any Person or Persons admitted to the Partnership as a General or Limited Partner pursuant to Paragraph 3.3 below.

        2.4 "Affiliate" means, when used with reference to a specified Person:
(a) any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person, (b) any Person who is an officer, General Partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which such Person is an officer, partner or trustee or serves in a similar capacity, and (c) any Person who, directly or indirectly, is the beneficial owner of thirty percent (30%) or more of any class of equity securities of the specified Person, or of which such Person, directly or indirectly, is the owner of thirty percent (30%) or more of any class of equity securities.

        2.5 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

        2.6 "Capital Account" as to any Partner, means an account maintained on the Partnership's books reflecting the excess (or deficit) of:

               (a) the sum of: (i) such Partner's  Capital  Contributions,  (ii)
            such Partner's share of Taxable Income, and (iii) such Partner's share of tax-exempt income of the Partnership, less

               (b) the sum of: (i) such Partner's share of Tax Loss, (ii) such Partner's share of other Partnership expenditures [including "Section 705 (a) (2)(B), Expenditures" within the meaning of Treasury Regulation
        Section 1.704-1(b)(2)(iv)(i)] that are not deductible for federal income tax purposes (but excepting payments on indebtedness or expenditures to the extend included in the basis of any Partnership asset), and (iii) any distributions to such Partner of Distributable Cash of sale or Financing Proceeds.

               2.6.1 Capital Account Adjustments Under Code. Notwithstanding any other provision in this Agreement, each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder, including Treasury Regulation 1.704-1(b)(2)(iv) and appropriate adjustments to Capital Accounts permitted in the case of a Partner who receives the benefit or detriment of any special basis adjustment under Sections 734, 743 and 754 of the Code. it is intended that such adjustments shall be made to Capital Accounts to give effect to any income, gain, loss or deduction (or items thereof) that is specially allocated pursuant to this Agreement. Subject to Paragraph 2.6.5, each Partner's Capital Account shall include that of any predecessor holder of the Interest of such Partner. A Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such interests regardless of the class of Interests owned by such Partner and regardless of the time or manner in which such Interests were acquired.

               2.6.2 Basic Allocation of Contributed Property. In the event that property is contributed to the Partnership with a basis to the Partnership different from such property's fair market value at the time of its contribution, Capital Accounts shall be adjusted, in accordance with Treasury Regulation Sections 1.7041 (b) (2) (iv) (d) (3) and 1. 704-1 (b) (2) (iv) (g) ,
for allocations to the Partners of depreciation, depletion, amortization, and gain and loss, as computed for book purposes, with respect to such contributed property. Consistent with the provisions of Treasury Regulation Section 1. 704-1
(b) (2) (iv) (g) (3), "Book Depreciation" (as defined herein) for each item of Partnership property shall equal the amount that bears the same relationship to the "Adjusted Book Basis" (as defined herein) of such item of Partnership property as the "Tax Depreciation" (as defined herein) with respect to such item of Partnership property for such year bears to the "adjusted basis" (within the meaning of Section 1011 (a) of the Code) of such item of Partnership property. Notwithstanding the foregoing, if an item of Partnership property shall have an "adjusted basis" (as defined herein) equal to zero, Book Depreciation shall be determined under a reasonable method which shall be selected by the General Partner. As used herein: "Book Depreciation" means the deduction or allowance for depreciation, depletion or amortization (as the case my be) that shall be allowable to the Partnership with respect to an item of Partnership property, the Book Basis of such item as the same may be adjusted from time to time by Book Depreciation allowable with respect to such item of Partnership property; and "Tax Depreciation" means the deduction or allowance for depreciation, depletion or amortization (as the case may be) that shall be allowable for federal income tax purposes to the Partnership with respect to an item of Partnership property.

               2.6.3 Reduction for Distributions. A Partner's Capital Account shall be reduced by the fair market value (determined without regard to Section 7701(g) of the Code) of any property distributed by the Partnership to such Partner, whether in connection with a liquidation of the Partnership or of such Partner's Interest or otherwise. Accordingly, Capital Accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to Article 5 of this Agreement, among the Partners if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of distribution.

               2.6.4 Carryover Upon Transfer. Upon the transfer of all or any part of an Interest, the transferor's Capital Account that is attributable to the transferred interest shall carry over to the transferee Partner. If the transfer of any interest in the Partnership causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Partner shall be adjusted in accordance with Paragraph 2.7.4 of this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(e) in connection with the constructive liquidation of the Partnership under Treasury regulation Section 1.708-1(b) (1) (iv) . The constructive reformation of the Partnership shall be treated as the formation of a new partnership, and the capital accounts of the partners of such new partnership shall be determined and maintained accordingly.

               2.6.5 Adjustments at Partnership Level. Adjustments to Capital Accounts in respect to Partnership income, gain, loss, deduction and non-deductible expenditures (or item thereof) shall be made with reference to the federal tax treatment of such items (and in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the partnership level, without regard to any requisite or elective tax treatment of such items at the Partner level.

               2.6.6 Other Adjustment Requirements. If the foregoing rules fail to provide guidance on how adjustments to Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, adjustments to Capital Accounts shall be made in a manner that (i) maintains equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, (ii) is consistent with the underlying economic arrangement of the Partners, and (iii) is based, wherever practicable, on federal tax accounting principles.

        2.7 "Capital Contribution" means the total amount of money and the fair market value (determined consistent with Section 752(c) of the Code and without regard to Section 7701(g) of the Code) of any property contributed to the Partnership by any Partner (or the predecessor holders of the Interest of any Partner). The Capital Contributions of the Partners shall be as follows:

               2.7.1 The value of the initial Capital Contribution of the Limited Partner was calculated on the basis of Four and 00/100ths Dollars ($4.00) per square foot of the net usable land contributed to the Partnership (approximately 1,170,892 square feet). Should the actual (ALTA Survey) square feet be more or less, the Limited Partner contribution will be adjusted up or down based on the Four and 00/100ths Dollars ($4.00) per square foot. Net usable land is defined as gross acreage minus street dedications for road improvements.

        2.8 "Code" means the Internal Revenue Code of 1986, as amended (or any succeeding law).

        2.9 "Distributable Cash" means, with respect to any fiscal period, all cash receipts from operations in the ordinary course of business, without deduction for depreciation, but after deducting payments for Operating Cash Expenses, payments required to be made in connection with any loan to the Partnership or any other loan secured by a lien on any Property of the Partnership, capital expenditures with respect to any such Property, and any amounts set aside for the restoration, increase or creation of reserves if and to the extent not paid for from financing or from a Letter of Credit or proceeds of a loan made to the Partnership by the General Partner.

        2.10 "Financing" means any mortgage financing, refinancing, or borrowing secured by any Property but excluding any loan made by the Partnership or any secured loan made to the Partnership.

         2.11 "General Partner" means LANDGRANT CORPORATION, a California corporation.

        2.12 "Incapacity" means the entry of any order for relief in bankruptcy, of incompetence or of insanity, or the death, dissolution or termination (other than by merger or consolidation), of any Person.

        2.13 "Interest" means the general profit and loss allocation to the partners (without special allocation), which percentage is as follows:
                             General Partner                     50%
                             Limited Partner                     50%

        2.14 "Limited Partner" means OLD VAIL PARTNERS, a California General Partnership, as well as any Person admitted to the Partnership as a Limited Partner, or Substituted Limited Partner; and any decision or vote to be made by the Limited Partner shall be made by the holder or holders of more than fifty percent (50%) of the outstanding Interests held by all Limited Partners.

        2.15 "Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, effective either upon personal delivery or three (3) business days after being duly sent by registered or certified mail, return receipt requested, to such Person, if a Partner, at the address set forth below or such other address as such Partner may hereafter designate by giving Notice as provided herein, and to any other Person at the last known mailing address of such Person; provided, however, that any communication containing such information sent to a Person (including a Partner) and actually received by such Person shall constitute Notice for all purposes under this Agreement, and provided further, that any Partner may change its address by giving Notice to the other Partner as provided herein.

 To the General Partner:      To the Limited Partner:

 LANDGRANT                    OLD VAIL PARTNERS
 Attn: Christopher Smith      Attn: Harold Elkan
 12625 High Bluff Drive       5230 Carroll Canyon Road
 Suite 212                    Suite 310
 San Diego, CA 92130          San Diego, CA 92121

 With a copy to:              With a copy to:

                               EUROWEST PROPERTIES, INC. Attn: Peter W.
                               Edelmann P.O. Box 881691 San Diego, CA 92108

        2.16 "Operation Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed in the ordinary course of business during such period, including, without limitation, all cash expenses, such as advertising, promotion, property management, insurance premiums, taxes, utilities, repair, maintenance, legal, accounting, bookkeeping, equipment use and telephone expenses. Operating Cash Expenses shall include fees paid by the Partnership to any partner or any Affiliate thereof permitted by this Agreement, and the actual cost of goods, materials and administrative services used for or by the partnership, whether incurred by any Partner, any Affiliate thereof or any non-Affiliate in performing functions set forth in this Agreement reasonably requiring the use of such goods, materials or administrative services. Operating Cash Expenses shall not include expenditures paid from Reserves or expenditures attributable to obtaining Sale or Financing Proceeds and shall not include any expenditures paid for from Financing proceeds or from a Letter of Credit or the proceeds of any loan made to the Partnership.

        2.17 "Partners" means the General and Limited Partners, collectively.

         2.18 "Partnership" means the Limited Partnership formed under this Agreement.

        2.19 "Partnership Minimum Gain" with respect to any taxable year of the Partnership means the "partnership minimum gain" computed strictly in accordance with the principles of Section 1.704-1T(b)(4)(iv)(c) of the Temporary Treasury Regulations. Subject to the previous sentence, "Partnership Minimum Gain" means the amount determined as follows: (i) first, compute, with respect to each Nonrecourse Liability of the Partnership, the amount of taxable income or gain that would be realized by the Partnership if the Partnership disposed of (in a taxable transaction) the Partnership property subject to the Nonrecourse Liability in full satisfaction of that Nonrecourse Liability (and for no other consideration), and (ii) then, add together the amounts so computed for all Nonrecourse Liabilities of the Partnership. This sum is the "Partnership Minimum Gain".

        2.20 "Person" means any individual, partnership, corporation, trust, estate or other entity.

        2.21 "Property" means the Real Property, all improvements now or hereafter constructed thereon, and all personal property used in connection therewith, including any interest of the Partnership therein or any part thereof, and any other real or personal property owned by the Partnership from time to time.

        2.22 "Property Development Fee" means any fee or compensation payable to the General Partner, any Affiliate thereof, or any non-Affiliate for property development services, subject to the limitations set forth in Paragraph 6.4.1(a).

        2.23 "Property Management Fee" means any fee payable to the General Partner, any Affiliate thereof, or any non-Affiliate for property management services subject to the limitations on fees payable to the General Partner or its Affiliates set forth in
 Paragraph 6.4.1(c).

        2.24 "Real Property" means all of the Real Property located at the southwest intersection of Redhawk Parkway and Highway 79 South, in the City of Temecula, County of Riverside, State of California, more particularly described on Exhibit "A" attached hereto, that is presently owned and to be contributed to the Partnership pursuant to Paragraph 3.4 hereof, by OLD VAIL PARTNERS on behalf of the Limited Partner.

        2.25 "Reserves" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the General Partner for working capital, to pay taxes, insurance, debt service, repairs, replacements, renewals, and for other costs or expenses incident to the ownership or operation of the Property.

       2.26 "Sale" means any Partnership transaction (other than the receipt of Capital Contributions) not in the ordinary course of its business, including without limitation sales, exchanges or other dispositions of real or personal property, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), and principal payments with respect to loans made by the Partnership pursuant to this Agreement, but excluding any Financing.

        2.27 "Sale or Financing Proceeds" means all cash receipts arising from a sale or Financing, less the following:

               (a) The amount necessary for the payment of all debts and obligations related to the particular Sale or Financing;

               (b) The amount of cash paid or to be paid in connection with such Sale or Financing (which shall include, with regard to damage recoveries or insurance or condemnation proceeds, cash paid or to be paid in connection with repairs, replacements or renewals, in the discretion of the General Partner, relating to damage to or partial condemnation of the affected Property); and

                (c) The amount considered appropriate by the General Partner to pay taxes, insurance, debt service, repairs, replacements or renewals, or other costs or expenses of the Partnership (including costs of improvements or additions in connection with any Property) or to provide for the purchase of an interest in real property in connection with any Property, or to provide Reserves therefore.

        2.28 "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Paragraph 7.3.

        2.29 "Taxable Income" or "Tax Loss" means the income or loss of the Partnership for each fiscal year as determined for Federal income tax purposes, including but not limited to related federal tax items such as capital gain or loss, tax preferences, credits, depreciation and investment credit recapture.

      2.30 Other Internal Definitions. The following terms shall have the meanings defined in the paragraphs shown beside each of the following terms:

        Term
        Actual Cost 6.5.3
        Appraised Value 9.4.4
        Buy-Out Notice 7.5.1
        Controlling Person 6.5.4
        Effective Date of Buy-Out Notice 7.5.1
        Encumbrances 7.5.3
        Event of Default 9.1
        First Appraiser 9.4.1
        First Refusal Notice 7.2
        Guaranteed Payment 5.4.2
        Initial Notice 7.5.1
        Insolvency Laws 9.1(b)
        Liability Notice 7.5.1
        Minimum Gain Charge-Back 5.4.7
        Net Usable Land 2.7.1
        Offering Partner 7.5.1
        Offering Partner Value 7.5.1 Phase I
        Property 3.4.(b)2
        Phase II Property 3.4.(b)2
        Receiving Partner Value 7.5.1
        Receiving Partner 7.2
        Second Appraiser 9.4.2
        Selling Partner 7.2
        Single Appraiser 9.4.1
        Stated Value 7.5.1
        Tax Matters Partner 10.6
        Third Appraiser 9.4.2
        Transfer 7.1
        Undisclosed Liability 7.2, 7.5.2
        Union 1.9

                                    ARTICLE 3
                              PARTNERS AND CAPITAL

         3.1  General   Partner.   The  General   Partner   shall  be  LANDGRANT
      CORPORATION, which shall own a fifty percent (50%) interest in the Partnership.

         3.2 Limited Partner. The Limited Partner shall be OLD VAIL PARTNERS which shall own a fifty percent (50%) interest in the Partnership.

         3.3 Additional or Substituted Partners. The General Partner may not admit additional general or Limited Partners to the Partnership except upon approval of the Limited Partners, and on terms and conditions established herein or from time to time by the General Partner and approved by the Limited Partner. Each additional Partner shall comply with all conditions to being admitted to the Partnership, as set forth in Paragraphs 7.1 and 7.3.2.

         3.4. Partnership Capital. The contributions of the General Partner and the Limited Partner to the capitalization of the Partnership shall be as follows:

               (a) The Limited Partner shall contribute to Vail Ranch Limited Partnership all of the land currently owned by OLD VAIL PARTNERS on behalf of the Limited Partner and identified in Exhibit "A" attached hereto. The General Partner shall procure and contribute to the Partnership contract rights with retail operators listed on Exhibit "C" attached.

                (b) The Partners' Capital Accounts shall be established based on the following allocation of value to assets contributed to the Partnership by the Partners:
                       1. The Limited Partner shall be allocated a capital
               account of Four Million Six Hundred Eighty-Three Thousand Five Hundred Seventy-One and 00/100ths Dollars ($4,683,571.00) based on valuation of the net usable land contributed to the Partnership. Said amount of land is estimated to be approximately 1,170,892 square feet and to have a value of Four and 00/100ths Dollars ($4.00) per square foot. Should the actual (ALTA Survey) square feet be more or less, the Limited Partner contribution will be adjusted up or down based on the net usable land. The Limited Partners' capital account will accrue interest (non-compounded) at the rate of Wall Street's prime rate +1, beginning at the execution of the Limited Partnership. Interest will only accrue on 10.0 acres (10.0 acre value - $1,742,400), which is Phase I of the project. Thereafter, interest will accrue on the additional acreage as development occurs. For purposes of calculating accrued interest on future development, development begins the earlier of: (i) construction loan funding; or (ii) when concrete pad is poured for additional phase. The dirt calculation will be on a 5:1 ratio. For example, if 20,000 square feet of building is being constructed, the corresponding dirt contribution for accruing interest would be 20,000 x 5, or 100,000 square feet.

                      2. The General Partner shall be allocated a capital
               account of Three Hundred Thousand and 00/100ths Dollars ($300,000.00) as recognition of the value to be contributed from the contract rights that they have secured from retailers listed on Exhibit "C". The General Partners' capital account will be allocated one-third ($100,000) to "PHASE I" (approximately 10 acres located on the eastern portion of the property) and two-thirds ($200,000) to "PHASE II". The General Partners' capital account will accrue interest under the same terms as the Limited Partners' capital account.

                      3. The Capital Account for the Limited Partner (Phase I)
               shall be adjusted downward upon the discharge of encumbrances against the Property contributed to the Partnership by the Limited Partner if the Partnership pays off the encumbrances with the exception of improvement cost for Country Glen and Presley dirt, which will be a Partnership expense. This property is presently subject to various liens and assessments for the periods ending April 1993, December 1993, and April 1994, including general real estate taxes and assessments, State of California delinquent taxes for fiscal year 1989-1990, Assessment Lien and Reimbursement Agreement executed June 22, 1992, with Presley of San Diego. The Partnership acknowledges that Riverside County has started a foreclosure proceeding because of the delinquent tax assessment. The Limited Partner hereby agrees, within thirty (30) days after the Partnership Agreement is executed, to cure the County foreclosure proceeding by either paying in full the delinquent taxes or negotiating a partial settlement with installment payments. If the Partnership pays off any encumbrance, the Limited Partner shall be deemed to have received a distribution of capital equal to the total amount of such payment upon the discharge of such encumbrances and the Limited Partner capital account shall be reduced by the amount of such deemed distributions of capital within thirty (30) days after the payment of such taxes and assessments. No Partner shall be paid interest on any Capital Contribution or Capital Account, except as specifically provided herein. The Partnership shall not redeem or repurchase any Interest, and no Partner shall have the right to withdraw, or receive any return of, its Capital Contribution or Capital Account, except as specifically provided herein.

        3.5. Partnership Funds.

         3.5.1 Bank Account. The Partnership shall establish an interest-bearing bank account administered by the General Partner for the deposit of Partnership funds. Cash contributed to or borrowed by the Partnership and cash proceeds from the sale of land owned by the Partnership shall be deposited in such account. Interest earned thereon shall be distributed to the Partners not less than four times per calendar year.

         3.5.2 Sources of Funds

            3.5.2.1 Initial Pre-Development Funds. The initial funds to be used for the benefit of pre-development expenses are proposed and outlined on Exhibit "D" which will be revised after development proposals are reviewed. These pre-development expenses will be funded by the General Partner and from Partnership funds. Said funds will be deposited into the Partnership's bank account.

            3.5.2.2 Additional Funds. The General Partner contemplates success in procuring the necessary predevelopment approvals and contracts. Once pre-development work is completed, it will be necessary for the Partnership to procure additional capital. This capital will be obtained as follows:

            (a) Pad Sale Proceeds: The Partnership will undertake to sell a portion of the Partnership Property to certain specified retailers who are a party to the contracts contributed by the General Partner. These sale proceeds will remain within the Partnership to be used for Partnership purposes in creating the shopping center as contemplated by the parties.

            (b)  Construction   Loan  Proceeds:The  Partnership  will  obtain  a
      construction loan to provide the capital necessary to complete the improvements contemplated by the parties. The Partnership Property shall be used as security for the construction loan. The construction loan will be secured by a deed of trust encumbering all or a portion of the Partnership Property.

            (c) Capital Costs Shortfall: In the event that the construction loan and proceeds from the sale of portions of the Partnership Property to retailers are not adequate to cover all of the capital costs necessary to construct the improvements to be made a part of the contemplated shopping center (including without limitation all interest, governmental impositions, and all other costs related to construction of the shopping center), the General Partner and Limited Partner shall each have the opportunity, but shall not be required, to contribute the necessary capital either as equity or debt to the Partnership. The Partners shall not make unequal equity contributions to the Partnership without the approval of the General Partner. If all partners do not contribute an equal additional amount to the Partnership as their equity contribution, each of the Partners will "squeeze down" proportionately to accommodate all of the additional equity interests in the Partnership in the same manner as if such additional equity financing was provided by new investors. If the General Partner and Limited Partner do not contribute sufficient additional capital to the Partnership to meet capital expenditures for the construction of the project and eliminate any shortfall, then the General Partner will solicit from the marketplace additional equity investors to provide the additional capital necessary to complete all of the shopping center improvements. Such capitalization may occur in phases or in one lump sum depending on market conditions. To the extent of such equity financing, each of the Partners of the Partnership shall "squeeze down" proportionately to accommodate the additional equity interest of the Persons providing such capital. Such reductions, however, in the aggregate, shall not exceed twenty-five percent (25%) of the entire ownership without the Limited Partner and General Partner approval.

            (d) Operating Revenues Shortfall Phase I: To the extent the operating revenues are not adequate to pay all of the operating expenses and the costs of the third-party debt, the General Partner shall be responsible for the costs of the operating shortfall. The General Partner shall be obligated to fund the operating shortfall so long as it can be demonstrated that the value of the property is greater than the amount of additional capital being invested. In the alternative, the General Partner may solicit additional equity investors. Before the General Partner may solicit outside investors, the Limited Partner shall first have the opportunity, but shall not be required, to contribute the necessary capital to the Partnership. Any such additional capital contribution by the Limited Partner may be made either as equity or debt as the Limited Partner may determine. If the Limited Partner elects to contribute additional capital to the Partnership as equity, the Limited Partner shall realize an increase in percentage of ownership interest in the Partnership in the same manner if it was a third party equity investor. To the extent capital is raised and ownership interest are to be transferred, the parties shall "squeeze down" proportionately.

            (e) Operating Revenue Shortfall Phase II. Should Operating Revenues not be available to carry Phase II prior to its Development Completion (defined as 75% of gross leaseable square footage completed with certificates of completion received), the Limited Partner shall have the obligation to provide necessary funds. Should the G Limited Partner be unable to provide the necessary funds, the General Partner will be obligated to make "best efforts,"-is to provide the necessary funds. Funds will be attained either through third-party debt or equity. To the extent of such equity financing, each of the partners of the Partnership shall "squeeze down" proportionately to accommodate the additional equity interest of the persons providing such capital. Such reductions, however, in the aggregate, shall not exceed twenty-five percent (25%) of the entire ownership without the Limited Partner and General Partner approval.

Both General Partner and Limited Partner will have reciprocal Buy/Sell Options on the Phase II property during the Development Completion stage if there are Operating Shortfalls. The Buy/Sell Option shall be in accordance with Section 7.5.

Upon Phase II Development Completion, the General Partners will have the same responsibility to handle Operating Revenue Shortfall as 3.5.2.2.(d) above.

              3.5.3. Partner Loans. Cash proceeds realized from the sale of Partnership Property shall be deposited into an interest-bearing account and shall be deemed "Partnership Cash". As Partnership Cash is withdrawn from the Partnership's bank account and used for any purpose other than distribution to Partners, the amount of cash so used shall accrue interest at the rate of Prime plus one percent (1%) from the date withdrawn. The accrued interest shall be cumulative but shall not be compounded.

               The Partners will accrue interest proportionately from the Partnership cash used for development and construction costs. The proportionate share attributed to the Limited Partner will be hereinafter referred to as "Limited Partner Loan" and the interest that accrues thereon shall be "Preferred Interest". The proportionate share attributed to the General Partner will be hereinafter referred to as "General Partner Loan" and the interest that accrues thereon shall be referred to as "Preferred Interest".

               Any cash contributed to the Partnership by the General Partner, other than proceeds realized from the sale of land, will be referred to as a "General Partner Cash Loan" and shall be treated as debt of the Partnership on which interest shall accrue at the annual rate of Prime plus one percent (1%) payable as set forth in Paragraph 4.1 hereof.

        3.6. Liability of Partners

               3.6.1 Limited Partners. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. A Limited Partner shall be liable only to make its initial Capital Contribution, and no Limited Partner shall be required to lend any funds to the Partnership or, after its Capital Contribution has been paid, to make any further Capital Contribution to the Partnership, except as provided in Paragraph 9.7 of this Agreement.

               3.6.2 Return of Distributions. In accordance with the requirements of California law, a Limited Partner may, under certain circumstances, be required to return to the Partnership, for the benefit of Partnership creditors, amounts previously distributed to it as a return of capital. It is the intent of the Partners that no distribution to any Limited Partner of Distributable Cash or of Sale or Financing Proceeds shall be deemed a return or withdrawal of capital for purposes of this Agreement, even if such distribution represents, for federal income tax purposes or otherwise (in whole or in part), a return of capital, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnerships. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, that obligation shall be the obligation of such Limited Partner and not of the General Partner.

               3.6.3 No Personal Liability. The General Partner shall have no personal liability for repayment to the Limited Partners of their Capital Contributions, or for repayment to the Partnership of the negative amounts of such Limited Partners' Capital Accounts, if any.

                                    ARTICLE 4
                           REVENUES AND DISTRIBUTIONS

       4.1 Operating Revenues. Operating revenues shall be derived from rents and other charges paid by tenants of the shopping center and interest income from moneys held on deposit. Operating revenues shall be used pursuant to the following priorities:

               (a)  Operating  Expenses  of the  Partnership;

               (b) Interest on third-party debt, if any;

               (c) Preferred Interest on General Partner Cash Loan principal pursuant to 3.5.3, if operating revenues are available, otherwise, interest will accrue;

               (d) Repayment of General Partner Cash Loan principal  pursuant to
            3.5.3, if operating revenues are available;

               (e) Preferred Interest on General Partner and Limited Partner Loan prorata (per ownership interest) pursuant to 3.5.3, if operating revenues are available, otherwise, interest will accrue;

               (f) Pay carry cost of Phase II property (Assessment District and real property taxes). Limited Partners' capital account in Phase I will be reduced by General Partner proportionate contribution to Phase II.

               (g) Repayment of General Partner Loan principal and Limited Partner Loan principal prorata (per ownership interest), if operating revenues are available;

               (h) Repayment of  construction  loan/permanent  loan if operating revenues are available;

               (i) Return of the Capital Accounts of the Partners prorata (per ownership interest) until all capital accounts are reduced to zero.

       Any distribution of Distributable Cash to the Partners shall be made not less frequently than annually.

      4.2 Distributions of Sale or Financing Proceeds. All cash proceeds from permanent loan, refinancing, or sale of the Project shall be distributed in the following priorities:

               (a) Cost of Transaction;

               (b) Operating Expenses, if not otherwise paid by operating revenues;

               (c) Repayment of third party principal and interest, if any;

               (d) Preferred Interest on General Partner Cash Loan Principal;

               (e) Repayment of General Partner Cash Loan Principal;

               (f) Preferred  Interest on any Limited  Partner Loans and General
            Partner Loans prorata (per ownership interest);

               (g) Repayment of Limited Partner Loan principal and General Partner Loan Principal prorata (per ownership interest);

               (h) Return of the Capital  Accounts of the Partners  prorata (per ownership interest) until all capital accounts are retired; and

               (i) Distribution to the Partners in proportion to their Ownership
            Interest in the Partnership.

              Such distributions to the Partners shall be made not less frequently than annually (or, in the case of a Sale of all of the Partnership Property within thirty (30) days after the closing of such
       Sale). Noncash proceeds (i.e. Note, deed of trust) shall continue to be held as assets of the Partnership with the cash proceeds distributed in accordance with the above.

                                    ARTICLE 5
                   ALLOCATIONS OF TAXABLE INCOME AND TAX LOSS

       5.1 In General. Taxable Income and Tax Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of such year. Subject to the other provisions of this Article 5, an allocation to a Partner of a share of Taxable Income or Tax Loss shall be treated as an allocation of the same share of each item of income, gain, credit, loss and deduction that is taken into account in computing Taxable Income or Tax Loss.

       5.2 Allocation of Operating Income and Loss. Except as provided in Paragraphs 5.3 and 5.4 of this Agreement, (a) to the extent cash is distributed during the then current fiscal year, net income for tax purposes shall be allocated in accordance with actual cash distributions and thereafter net income shall be allocated in proportion to the Partners' respective ownership interest in the Partnership; and (b) net losses shall be allocated in proportion to each Partner's positive capital account balance until all capital accounts reach zero, and thereafter net losses shall be allocated in proportion to the Partner's respective ownership Interest in the Partnership.

        5.3 Gain and Loss from Sale or Financing.

            5.3.1 Gain. Subject to Paragraphs 5.3.2 and 5.3.3, and all subparagraphs of Paragraph 5.4 of this Agreement, any gain realized from a Sale or Financing shall be allocated to the Partners in proportion to their Interests in the Partnership.

            5.3.2 Loss. Subject to all subparagraphs of 5.4 of this Agreement, any loss realized from a sale or Financing shall be allocated to the Partners in proportion to their Interests in the Partnership.

            5.3.3 Recaptured Depreciation. Subject to all subparagraphs of 5.4 (other than Paragraph 5.4.1) of this Agreement, any gain realized from a Sale or Financing and treated as ordinary income for federal income tax purposes because attributable to the recapture of any depreciation ("Recaptured Depreciation") shall be allocated to the Partners in the same ratio as prior allocations to such Partners of Tax Losses or Taxable Income attributable to Recaptured Depreciation (but only to the extent of gain otherwise allocable to each partner pursuant to this Paragraph 5.3).

         5.4 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 5:

            5.4.1 Ordinary Income from Sale. Subject to Paragraph 5.3 of this Agreement, in the event that any Taxable Income to be allocated hereunder includes income resulting from the sale or disposition of property that is treated as ordinary income for federal income tax purposes, then the Taxable Income so treated as ordinary income shall be allocated to and reported by the Partners in proportion to their accumulated depreciation or cost recovery allocations. For that purpose, the Partnership shall keep records of such allocations.

            5.4.2 Partner Distribution v. Guaranteed Payment. In the event that any amount claimed by the Partnership to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Partner in its capacity as a member of the Partnership and not a "guaranteed payment" as defined in Section 707(c) of the Code or a payment to a Partner not acting in his capacity as a partner under Section 707 (a) of the Code, then the Partner who is deemed to have received such distribution shall first be allocated an amount of Partnership gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution and, for purposes of this Article 5, Taxable Income and Tax Loss shall be determined after making the allocation required by this Paragraph 5.4.2.

            5.4.3 Income or Loss Allocation to Assignee. For any fiscal year during which an Interest is assigned by a Partner (or by an assignee or successor in interest to a Partner), the portion of the Taxable Income and Tax Loss of the Partnership that is allocable in respect of such Interest shall be apportioned between the assignor and the assignee of the Interest on the basis of the number of days during such fiscal year that each is the owner thereof, without regard to (a) the results of Partnership operations before or after such assignment, or (b) any payments or distributions made to the Partners before or after such assignment, except as otherwise provided in and required by Section 706(d) (2) of the Code.

            5.4.4 Cost Recovery Deductions. In the event that the admission of any Partner causes a reduction in cost recovery deductions allowed with respect to any Property under Section 168(h) (6) of the Code, then the General Partner may, in its sole discretion, separately allocate cost recovery deductions so that (a) the reduction in cost recovery deductions resulting from the application of Section 168(h) (6) will be allocated to the Partner whose ownership of Interests caused Section 168(h) (6) to apply, and (b) the cost recovery deductions of the remaining Partners will, to the extent possible, not be diminished.

            5.4.5 Minimum One Percent (1%) Interest. Notwithstanding the foregoing provisions of this Article 5, the General Partner's interest in each item of Partnership income, gain, loss, deduction or credit shall equal at least one percent (1%) of each of those items at all times during the existence of the Partnership. In determining the General Partner's interest in those items, no Limited Partner's interest owned by the General Partner shall be taken into account.

            5.4.6 Contributed Property. Notwithstanding the foregoing provisions of this Article 5, any income, gain, loss and deduction with respect to property contributed to the Partnership by a Partner shall be shared among the Partners, pursuant to Treasury Regulations promulgated under
         Section 704(c) of the Code, so as to take account of the variation, if any, between the basis of the property to the Partnership and its fair market value at the time of contribution.

            5.4.7 Minimum Gain Charge-back. In the event that there is a net decrease in the Partnership Minimum Gain during a Partnership taxable year, each Partner shall be allocated items of income and gain in accordance with Section 1.704-1T(b) (4) (iv) (e) of the Temporary Treasury Regulations and its requirements for a "minimum gain charge-back."

            5.4.8 Code Reallocation Requirements. In the event that the Code or any Treasury Regulations promulgated thereunder require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Agreement, upon the advice of the Partnership's Accountants, the General Partner is hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations and such advice of the Partnership's Accountants. Such new allocations shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner. ARTICLE 6

                             RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

      6.1 Management of the Partnership.

                6.1.1 General Authority. Subject to the consent of the Limited Partner where required by this Agreement, the General Partner, within the authority granted to it under this Agreement, shall have the exclusive right and authority to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary or appropriate for and on behalf of the Partnership in accordance with the provisions of this Agreement and applicable law.

               6.1.2 Fiduciary Responsibilities. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Limited Partners, including the safekeeping and use of all partnership funds and assets and the use thereof for the exclusive benefit of the Partnership. Neither the General Partner nor any Affiliate of the General Partner shall enter into any transaction with the Partnership unless the transaction is expressly permitted hereunder or consent of the Limited Partner thereto is obtained. The General Partner shall not in its capacity as General Partner receive any salary, fees, commissions, profits, distributions or allocations, except fees, commissions, profits, distributions and allocations to which it is entitled under this Agreement or the agreements entered into pursuant to Paragraph 6.4.1 below.

               6.1.3 Reliance Upon General Partner. Except in the case of any transaction or action prohibited by Paragraph 6.3, any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to its authority to make any undertaking on behalf of the Partnership, and shall not be required to determine any facts or circumstances bearing upon the existence of such authority.

               6.1.4 Limited Partner Scope. No Limited Partner shall participate in or have any control over the Partnership business or any authority or right to act for or bind the Partnership. The Limited Partner hereby consents to the exercise by the General Partner of the powers conferred on it by this Agreement.

        6.2 Authority of the General Partner. Subject to the Limited Partner's right to consent pursuant to Paragraphs 6.3 and 6.4.3 below and except to the extent otherwise provided herein, the General Partner, in the name of and on behalf of the Partnership, is hereby authorized to:

               (a) Acquire, through purchase, lease, easement, exchange or otherwise, any personal property or acquire, through easement, any real property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

               (b) Operate, maintain, develop, improve or cause to have constructed any real or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to lease retail space to third parties;

            (c) Sell, assign, exchange, grant options to sell, exchange or otherwise encumber or dispose of all or substantially all of the Property;

               (d) Prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting any Property or in connection therewith execute any extensions, modifications or renewals of mortgages on any Property if the terms, rates and conditions of the proposed transaction are competitive or customary as then prevailing in the industry for similar loans and purposes in the same general vicinity as the Property and the proposed transaction is in the best interests of the Partnership;

               (e) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the acquisition, financing, management, leasing, maintenance, operation, sale or other disposition of the Property;

              (f) Borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and secure the same by mortgage, pledge or other lien on any Property or other assets of the Partnership;

              (g) Execute, in furtherance of any or all of the purposes of the Partnership, any deed, option, lease, mortgage, mortgage note, bill of sale, contract or other instrument purporting to convey, exchange or encumber the real or personal property of the Partnership;

              (h) Deal with, or otherwise engage in business with, or provide services to and receive compensation therefore from, any Person who has provided or may in the future provide services, lend money, sell property to or purchase property from the General Partner or any Affiliate of the General Partner. No such dealing, engaging in business or providing of services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner;

        (i) Employ agents, employees, managers, brokers, accountants, attorneys, consultants and other Persons necessary or appropriate to accomplish the purposes of the Partnership, and pay fees, expenses, salaries, wages and other compensation to such Persons;

        (j) Pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt, obligation, suit, liability, cause of action, or claim to which an Affiliate of the General Partner is not a party or is not otherwise involved (unless the Limited Partner's consent thereto is obtained as contemplated in Paragraph 6.4.3 below), including taxes, either in favor of or against the Partnership;

          (k) Determine the appropriate accounting method or methods to be used by the Partnership;

        (1) Cause the Partnership to make or revoke any of the elections referred to in Sections 48, 168, 195, 709, 732, 754 or 1017 of the Code, or any similar provisions enacted in lieu thereof;

         (m) Establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time;

        (n) Pay full recourse debts or obligations prior to nonrecourse debts or obligations so long as such payment is consistent with the General Partner's fiduciary duties to the Limited Partners;

        (o) Amend this Agreement to reflect any change in address, reduction of Capital Accounts upon the return of capital to partners, or other matters permitted under the terms of this Agreement;

        (p) Procure and maintain such insurance as the General Partner deems necessary or appropriate for the business in which the Partnership is engaged, which may include without limitation fire and extended coverage, worker's compensation, public liability, and General Partners' errors and omissions insurance; and

        (q) Engage in any kind of activity and perform and carry out contracts of any kind necessary in connection with or incidental to the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of the State of California and consistent with the General Partner's fiduciary duties.

        6.3 Restrictions on Authority of General Partner. Without the consent of the Limited Partner, which consent shall not be unreasonably withheld and which shall be given or denied within five (5) business days after receipt of the General Partner's request therefore, and, if not so given or denied within such period, shall be deemed given, the General Partner shall not have the authority to:

               (a) Do any act in contravention of this Agreement;

               (b) Do any act which  would  make it  impossible  to carry on the ordinary business of the Partnership;

               (c) Confess a judgment against the Partnership;

               (d) Possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

               (e) Knowingly perform any act that would subject any Limited Partner to liability as a General Partner in any jurisdiction;

               (f) Sell or otherwise dispose of any of the assets of the Partnership;

               (g) Finance, refinance,  mortgage, assign, or otherwise encumber, modify, or extend any mortgage affecting any of the Property;

               (h) Elect to dissolve the Partnership.

        6.4 Authority of the Partners to Deal with the Partnership.

               6.4.1 Permitted Fees and Agreements. Without limitation upon the other powers set forth herein, and in addition to the duties or obligations of the General Partner as General Partner of the Partnership (and, in the case of the agreements described in subparagraphs (a), (b) and (c) below, subject to obtaining the consent of the Limited Partner thereto prior to the execution thereof and to any material amendment thereof), the General Partner is expressly authorized for, in the name of, and on behalf of the Partnership to:

               (a) Receive a Property Development Fee of Two Hundred Forty Thousand and 00/100ths Dollars ($240,000.00) as consideration for property development services with respect to the Real Property in accordance with the separate Development Management Services Agreement in the form attached hereto as Exhibit "E" subject to the conditions of this Agreement. The Property Development Fee shall be payable in monthly installments of Ten Thousand and 00/100ths Dollars ($10,000.00) commencing upon the execution of this Agreement and continuing thereafter until paid to One Hundred Twenty Thousand and 00/100ths Dollars ($120,000.00), which is the agreed-upon Property Development Fee for Phase I (approximately ten [10] acres). The Partners anticipate that the Partnership's cash flow may from time to time be insufficient to allow such installments to be paid as scheduled, and to the extent that such installments are not paid to the General Partner, they shall accrue as an obligation of the Partnership and be paid once Partnership funds are available. The General Partner will be paid an additional One Hundred Twenty Thousand and 00/100ths Dollars ($120,000) for development services of Phase II, commencing at the beginning of Phase II. Beginning of Phase II is defined as at least 30,000 square feet of leases executed -or a combination of leases executed and signed purchase and sale agreements totaling at least 30,000 square feet. The fee would be paid under the same structure as Phase I.

               (b) Enter into a separate Construction Services Agreement contract in the form attached as Exhibit "F," with HBD CONSTRUCTION, INC., an affiliate of the General Partner, as the general contractor and pay contractor's fees at the rate of six percent (6%) of all hard [direct and indirect] construction costs [and expenses], and also pay customary general condition expenses specific to each job for on-site supervision of construction work, all as provided thereunder, and subject further to the Limited Partner's right to consent, which consent shall not be unreasonably delayed or withheld, to any and all change orders in such contract in excess of Twenty Thousand and 00/100ths Dollars ($20,000.00) individually and One Hundred Thousand and 00/100ths Dollars ($100,000.00) in the aggregate, and subject finally to the terms of this Agreement;

               (c) Enter into a separate Property Management Agreement in the form attached hereto as Exhibit "G" with LGD Asset Management as the initial property manager and pay Property Management Fees as provided therein. Such Property Management fees shall be a specified monthly fee or a percentage of the charges billed to anchors, pads, and shops, with respect to the Property, plus a sum to cover basic management costs directly attributable to the shopping center;

               (d) Reimbursement to the General Partner of administrative expenses incurred by the General Partner in connection with its management of the Partnership and its business affairs pursuant to the provisions of Paragraph 6.5.2; and

               (e) Borrow money from the General Partner or any Limited Partner or any Affiliate under the terms and conditions of Paragraphs 6.4.3(b) and 6.4.4.

              6.4.2 Marketing and Leasing Services. The General Partner shall be responsible for leasing the project to anchor tenants, pad tenants, and satellite shop tenants. Atwater Realty is an affiliate company of the General Partner which has a California brokers license and shall be appointed the Exclusive Listing Agent for the Partnership. The brokerage agreement shall provide for the payment of brokerage commissions according to the brokerage commission schedule set forth in the Marketing Service Agreement attached as Exhibit "H." No brokerage commission shall be paid by the Partnership, and the General Partner shall not be entitled to reimbursement from the Partnership nor any Limited Partner, on any transaction described in paragraph 6.4.1(b) hereof. The Parties will execute a mutually-agreeable Marketing Services Agreement. The Marketing Services Agreement shall also give the General Partner the exclusive right to sell the project after its completion, when and if the Partnership determines that a sale is in its best interest. The fee is specified in Exhibit "H," the Marketing Services Agreement.

      6.4.3 Prohibitions. Other than as specifically authorized in this Paragraph 6.4, without the consent of the Limited Partner, the General Partner shall not enter into any agreements, contracts or arrangements on behalf of the Partnership with itself or any of its Affiliates, including the following:

               (a) A loan of money to the General  Partner or any Affiliate of a
            General Partner.

      6.4.4 Limitations. Any agreement, contract or arrangement between the Partnership and the General Partner or any or its Affiliates permitted by this Paragraph 6.4 shall be subject to the following conditions:

               (a) Any such agreement, contract or arrangement shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefore. Any fees payable to the General Partner or any of its Affiliates shall be competitive in price and terms with those of non-Affiliated Persons rendering comparable services in the same general locality as the Real Property and which could reasonably be made available to the Partnership;

               (b) No rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Agreement; and

               (c) Such agreements, contracts or arrangements shall be fully and properly disclosed to all Partners, if not previously disclosed, in one of the reports provided for in Article 10.

        6.5 Payment of Certain Fees and Expenses.

               6.5.1 Reimbursement of Limited Partner Expenses. The Limited Partner shall, upon submission to the General Partner of all evidence reasonably necessary to document the expenditure, be reimbursed for all out-of-pocket costs reasonably incurred by the Limited Partner in relocating any signs existing on the Real Property as of the date hereof which are required to be relocated on account of development of Real Property by the Partnership. In addition, the Partners hereby acknowledge that any lighting fixtures located on the Real Property as of the date hereof which are required to be removed on account of such development shall become the personal property of the Limited Partner and shall be delivered to the Limited Partner immediately after the removal thereof.

               6.5.2 Reimbursement of Pre-Development and Partnership Administration Expenses. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed, however, for (a) the Actual costs paid or incurred prior to the date of this Agreement as specified in Exhibit "I" attached hereto, and (b) the Actual Cost of Operating Cash Expenses of the Partnership, including without limitation the Actual Cost of all expenses, fees and other charges, including without limitation goods, materials, salary and overhead expenses (only in connection with time spent on Partnership accounting) and administrative services related to (i) Partnership operations, (ii) Partnership accounting, including without limitation financial, accounting and other services such as preparation of financial statements and tax returns for the Partnership, bookkeeping, and preparation of loan applications, (iii) communications with Partners, (iv) legal services for both the General Partner and the Limited Partner, (v) tax services, (vi) computer services, (vii) risk management, (viii) Partnership organization expenses, and
(ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Partnership.

               6.5.3 Definition of "Actual Cost". As used in Paragraph 6.5.2(b), the "Actual Cost" of goods and materials means the actual cost or expense to the General Partner or any of its Affiliates of goods and materials used for or by the Partnership obtained from entities not affiliated with the General Partner, and "Actual Cost" of administrative services means the prorata cost of personnel (as if such persons were employees of the Partnership) providing administrative services to the Partnership. The amount for such services to be reimbursed to the General Partner or any Affiliate thereof shall be the lesser of the General Partner's or Affiliate's Actual Cost, or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same general vicinity as the Real Property. Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner or any Affiliate for:

               (a) Services for which the General Partner or an Affiliate is entitled to compensation by way of a separate fee under this Agreement or any exhibit hereto;

               (b) Any rent,  depreciation,  utilities  or other  administrative items generally constituting the General Partner's or Affiliate's overhead; or

               (c) Any of the salaries or fringe benefits  incurred or allocated to any Controlling Person of any General Partner or any Affiliate thereof.

                6.5.4 Definition of "Controlling Person". The term "Controlling Person" shall mean any Person, whatever his or her title, who performs executive or senior-management functions for the General Partner or its Affiliates similar to those of directors, executive management and senior management, or any Person who either holds a five percent (5%) or more equity interest in the General Partner or its Affiliate, or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management level employees and policies of the General Partner or its Affiliates. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person.

        6.6 Duties and Obligations of General Partner.

                6.6.1 In General. The General Partner shall take all actions which may be necessary or appropriate (a) for the continuation of the Partnership's existence as a Limited Partnership under the laws of the State of California (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged), and (b) for the acquisition, development, maintenance, preservation and operation of the Property in accordance with the provisions of this Agreement and applicable laws and regulations. the ultimate responsibility for property development, construction, leasing, and management services as well as the day-to-day services in connection with such responsibilities are obligations of the General Partner.

               6.6.2 Development of Partnership Property. The General Partner shall be responsible for the construction of the shopping center including all on-site and off-site improvements, buildings, and tenant improvements. The General Partner will immediately assume the development responsibilities as will be defined in the Development Services Agreement between the Partnership and the General Partner. It shall be the responsibility of the General Partner to manage the coordination and supervision of the design, development, construction permitting, financing, marketing, leasing and operations of the contemplated shopping center. The responsibility will include the production of financial statements and operational reports. This work shall be more precisely described in separate written agreements between the Partnership and affiliated operating entities of the General Partner. Upon completion of the shopping center, the General Partner shall be responsible for managing the shopping center.

               6.6.3 Time Devoted to Partnership. The General Partner shall devote to the Partnership only such time as may be reasonably necessary for the proper performance of its duties hereunder, but the officers and directors of the General Partner shall not be required to devote their full time to the performance of such duties.

               6.6.4 Federal Net Worth Requirements. To the extent applicable, the General Partner shall use its best efforts to maintain its net worth at all times at a level sufficient to meet all requirements of the Code and currently applicable regulations, rulings, and revenue procedures of the Internal Revenue Service, and to meet any future requirements set by the United States Congress, the Internal Revenue Service, any agency of the federal government or the courts, in order to assure that the Partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation.

               6.6.5 Doing Business Requirements. The General Partner shall take such action as may be reasonably necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership does business or in which such formation or qualification is reasonably necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of California, or any of its political subdivisions, and in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including Limited Partnership and fictitious name certificates) and other documents as are required by the statutes rules or regulations of such jurisdictions.

               6.6.6 Non-Recourse Permanent Financing. To the maximum extent practicable and except for the Limited Partner's existing financing on the Property, the General Partner shall at all times conduct its affairs and the affairs of the Partnership and its Affiliates in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability under any mortgage on any Property, unless in the opinion of the General Partner it would be in the best interests of the Limited Partner, the Partnership and/or the General Partner to incur such personal liability. Notwithstanding the foregoing, the Partnership, the General Partner and/or any Affiliate of the General Partner may incur personal liability under any mortgage securing a construction loan or loans for the purpose of constructing improvements on the Real Property.

               6.6.7 Tax Returns. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, and local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

               6.6.8 Insurance. The General Partner shall obtain and keep in force, or cause to be obtained and kept in force, if necessary or appropriate, during the term hereof, fire and extended coverage, worker's compensation and public liability insurance in favor of the Partnership, with such insurers and in such amounts as the General Partner shall deem advisable, but in amounts not less than (and with deductible amounts not greater than) those customarily maintained with respect to properties comparable to the Property.

        6.7 Other Business Activities and Competition. Any Partner may engage independently or with others in other business ventures of every nature and description, including without limitation the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development, or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

        6.8 Limitation on Liability of General Partner: Indemnification. The General Partner shall not be liable, responsible, or accountable in damages or otherwise to any Limited Partner for any act or omission performed or omitted by it in good faith pursuant to the authority granted to it by this Agreement in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and not opposed to the best interests of the Partnership or the Limited Partner; provided, however, that the General Partner shall not be relieved of liability with respect to any claim, issue, or matter as to which it or any Affiliate shall have been adjudged to be liable for gross negligence, fraud, or bad faith in the performance of its fiduciary duty to the Limited Partners. Except in the case of any such judgment of liability, the Partnership shall indemnify the General Partner against any loss or damage incurred by it in connection with any such act or omission performed by it in good faith pursuant to the authority granted to it in this Agreement in a manner reasonably believed by it to be within the scope of such authority and not opposed to the best interests of the Partnership or the Limited Partner, and against expenses (including attorneys' fees) actually and reasonably incurred by it in connection with the defense or settlement of any threatened, pending or completed action or suit by any Person in connection with any such act or omission. The satisfaction of any obligation to indemnify and hold the General Partner harmless shall be from and limited to Partnership assets, and no Partner shall have any personal liability on account thereof.

                                    ARTICLE 7

                         TRANSFERS OF PARTNERS' INTEREST
                 ADMISSION OF SUBSTITUTED OR ADDITIONAL PARTNERS

        7.1 Restrictions on Transfer. Each Partner shall be able to transfer its interest in Partnership profits and losses on the terms and subject to the conditions specifically authorized herein. Otherwise, no Partner may sell, transfer, pledge, hypothecate, encumber, or otherwise assign or dispose of ("Transfer") all or any portion of its Interest in the Partnership without the prior written consent of the other Partner, which consent may be withheld for any reason, including but not limited to the reasons or failure of any conditions set forth in Paragraph 7.3.2. Any attempted Transfer in contravention of the provisions of this Article 7 shall be void and without any force or effect, and shall constitute a material breach of this Agreement. In addition to all other rights and remedies at law and in equity, in the event of any such attempted Transfer, the other Partner shall be entitled to an order or decree restraining and enjoining such action, and the violating Partner shall not plead in defense thereto that there would be an adequate remedy at law, it being expressly hereby acknowledged and agreed that damages at law would be an inadequate remedy for any such breach. Without limiting the generality of the foregoing restriction, no Partner shall make any commitment to Transfer any portion of its Interest to any Person not then a Partner or an Affiliate of a Partner at any time (i) prior to Ralph's completing the construction of its building on the Property, or (ii) after the delivery of a Buy-Out Notice (as defined in Paragraph 7.5.1) pursuant to which buy-out procedures under that Paragraph 7.5 are then pending. Notwithstanding the foregoing restrictions or anything to the contrary in this Agreement, the Limited Partner may, without the prior written consent of the General Partner, assign its partnership interest in distribution of proceeds (and not its Interest) in the Partnership in accordance with the provisions of California Corporations Code Section 15672; and the General Partner may transfer no more than fifty percent (50%) of its Interest to an Affiliate or any non-Affiliate without prior consent of the Limited Partner.

        It is understood and agreed that it is the desire of RCSA Holdings, Inc., General Partner of Old Vail Partners, to be bought out of its interest at the earliest time possible. It is estimated and targeted that this would occur between 12 and 18 months after the start of each phase of the development. Further, all parties will give their best effort to accomplish this buy-out within the time frames estimated, or as soon thereafter as possible. RCSA Holdings, Inc. would be agreeable, subject to approval of terms, conditions and price, to being bought out of the entire development at one time rather than over the phased development.

        7.2 Right of First Refusal.

                (a) Provided that the Property has been improved with a building for use by Ralph's, if a Partner (the "Selling Partner") receives a bona fide arms-length, irrevocable written offer satisfactory to the Selling Partner from a Person not then a Partner or Affiliate offering to purchase all of the Selling Partner's Interest, the Selling Partner shall, prior to the acceptance of that offer, give written notice (the "First Refusal Notice") to the other Partner (the "Receiving Partner") setting forth the identity of the proposed transferee, the amount and terms of the offer, and the Selling Partner's willingness to accept such offer, together with true and correct copies of the offer and all other documents pertaining thereto. The Selling Partner shall disclose in the First Refusal Notice to its best knowledge all liabilities and potential liabilities of the Partnership of which the Selling Partner has actual knowledge. Within five (5) days after receipt of the First Refusal Notice, the Receiving Partner shall disclose in writing to the Selling Partner any additional liabilities or potential liabilities of the Partnership of which the Receiving Partner has actual knowledge which are not set forth in the First Refusal Notice. Each Partner shall represent in such written disclosure that the disclosures therein are true, correct and complete. Such representations shall survive both the closing described in this Paragraph 7.2 and the termination or dissolution of the Partnership. The Receiving Partner may, by written notice given within fifteen (15) business days after receipt of the First Refusal Notice, exercise its right to purchase the Selling Partner's Interest on the same terms contained in the First Refusal Notice; provided, however, that the closing of such sale (i) shall occur no earlier than ninety (90) days after the Receiving Partner's exercise of the right to purchase or such later date as is specified in the First Refusal Notice, and (ii) shall take place at the offices of the Receiving Partner's legal counsel. If, at or prior to the closing, either Partner discovers a liability or potential liability (other than third party tort claims) which is not disclosed or required to be disclosed pursuant to this Paragraph 7.2 ("Undisclosed Liability"), then (A) if the Receiving Partner so elects, the Partners shall proceed with the closing of the purchase and sale at the price established in the First Refusal Notice, or (B) if the Receiving Partner does not elect to proceed under (A) above, upon agreement of the Partners the closing of the purchase and sale shall proceed at a purchase price adjusted to reflect the Undisclosed Liability. If the Receiving Partner does not elect to purchase the Selling Partner's Interest, then, subject to any consent required by Paragraph 7.1 or 7.3.2, such Interest may be sold to the outside third party on terms no more favorable to the transferee than previously offered to the Receiving Partner as set out in the First Refusal Notice. After any such sale, or after ninety (90) days from the expiration of said fifteen (15) business day exercise period without the Receiving Partner having exercised its rights to purchase under this Paragraph 7.2, the Selling Partner's Interest shall again become subject to the foregoing right of first refusal. This right of first refusal is in addition to, and is not a limitation upon, any other right to consent or withhold consent to a proposed Transfer pursuant to this Agreement, and shall remain in full force and effect with respect to successive assignees of Interests hereunder to the same extent and in the same manner as such right was applicable to any predecessor Partner.

               (b) At any closing held pursuant to subparagraph 7.2(a) above where the Selling Partner's interest is transferred to the Receiving Partner, the Selling Partner shall deliver to the Receiving Partner a legally enforceable assignment of Partnership Interest in form approved by the Receiving Partner prior to the closing, including provisions by which (i) the Selling Partner agrees to indemnify and hold the Receiving Partner harmless from and against any and all liability or a loss of value arising or accruing, with respect to the Partnership Interest sold, as a result of any liability or potential liability of the Partnership which was materially understated or should have been but was not disclosed by the Selling Partner in accordance with subparagraph 7.2(a) above; (ii) the Receiving Partner agrees to indemnify the Selling Partner for any and all liability or loss of value arising or accruing, with resect to the Partnership Interest sold, as a result of liabilities or potential liabilities which were materially overstated by the Receiving Partner in its disclosure pursuant to subparagraph 7.2(a) above; and
       (iii) the General Partner agrees to indemnify and hold the Limited Partner harmless from and against any and all liability or loss of value arising or accruing as a result of actions taken by the General Partner without the consent of the Limited Partner after the date of delivery of the First Refusal Notice where such consent was required to be otherwise obtained pursuant to this Agreement. Except for this indemnity, from and after the closing, the Selling Partner shall have no further interest in the assets or Profits of the Partnership.

        7.3 Assignees and Substituted Partners.

               7.3.1 Transfer to Affiliates. Without the consent of any other Partner, and notwithstanding the provisions of Paragraph 7.1, a General Partner or Limited Partner after thirty (30) days' prior written notice to the Partnership and each other Partner, may Transfer all (but not a portion) of its Interest in the Partnership to an Affiliate. The General Partner is hereby permitted to assign its General Partner interest to a partnership which Chris Smith and C. Samuel Marasco are the managing General Partners.

            7.3.2 Transfer Requirements. The Partnership need not recognize for any purpose any Transfer of all or any portion of the Interest of a Partner, and the assignee shall not become an Additional or Substituted Partner, unless:

               (a) There shall have been filed with the Partnership a duly executed counterpart of the instrument making such Transfer, together with all appropriate consents thereto from the General Partner or otherwise required under this Agreement or other agreements to which the Partnership is a party or by which any Partnership Property is bound;

               (b) Such  Transfer  would  not  constitute  a breach  or  default thereunder or under any agreement between the Partnership and any third party;

               (c) Such Transfer, when considered with all other Transfers of Interests in the Partnership within the previous 12 months, would not result in the Partnership's being considered to have been terminated within the meaning of Section 708 of the Code; unless the transferring Partner indemnifies the other Partner to its reasonable satisfaction from and against all incremental tax liabilities resulting from such Transfer;

               (d) Such  Transfer  shall not violate any  applicable  federal or
            state   securities   laws   (including   any  investor   suitability
            standards);

               (e) The transferee shall assume and agree to be bound by and to perform all applicable obligations under this Agreement; provided, that no such assignment and assumption shall relieve any transferring Partner of its obligations or liabilities under such agreements and instruments existing prior to the Transfer except with written consent of the other Partner not a party to the Transfer;

               (f) The parties to any such Transfer shall have executed and acknowledged an amendment to this Agreement and other applicable documents as the Partnership may deem necessary or appropriate to recognize such Transfer and substitution and to set forth the name, address, Capital Contribution, and Interest of the Partner to be admitted; and

               (g) The transferring Partner or any additional Partner shall have paid a transfer fee sufficient to cover all reasonable legal or accounting fees, filing costs, and other expenses incurred by the Partnership or any other Partner in connection with documenting any such Transfer or accommodating the transferring Partner or additional Partner's extraordinary requests in connection with such Transfer.

               7.3.3 Incapacity of Limited Partner. Subject to all provisions contained in Article 9 below, in the event of any Incapacity of a Limited Partner, then its executor, administrator, trustee, committee, guardian, conservator, or receiver, as the case may be, shall have all rights of a Limited Partner for the purpose of settling or managing its estate, and such power as the decedent, bankrupt, or incompetent possessed to assign or otherwise deal with all or any part of its Interest.

               7.3.4 Status of Assignor. Any Limited Partner who assigns all of its Interest in the Partnership shall cease to be a Limited Partner of the Partnership, except that unless and until a Substituted Limited Partner is admitted in its stead, such assigning Limited Partner shall retain the statutory rights and obligations of an assignor of a Limited Partnership interest under the Act.

               7.3.5 Status of Assignee. Subject to all provisions contained in this Agreement, the rights of an assignee of an Interest who does not become a Substituted Limited Partner shall be limited to the receipt of its share of Distributable Cash, Sale or Financing Proceeds, Taxable Income, and Tax Loss as determined under this Agreement. Such assignee who desires to make a further Transfer shall be subject to all of the provisions of this Article 7 to the same extent and in the same manner as any predecessor Limited Partner desiring to make a Transfer of its Interest.

        7.4 Joint Ownership of Interests. Subject to the other provisions of this Agreement, an Interest may be acquired by two or more individuals, who shall, at the time they acquire such Interest, indicate to the Partnership whether the Interest is being held by them as joint tenants with the right of survivorship or as tenants-in-common. In the absence of any such designation, they shall be presumed to hold such Interest as tenants-in-common. Any action or vote with respect to a jointly held Interest shall require the action or vote of all of the owners of such Interest. Upon the death of the owner of an Interest held in joint tenancy with the right of survivorship, the Interest shall become owned solely by the survivor or jointly by the survivors as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Interest until it shall have received Notice of such death. Upon written notice to the General Partner from both owners of a jointly-held Interest and the submission of such documentation as may be required, the General Partner shall cause the Interest to be divided into two or more Interests, which shall thereafter be owned separately by each of the former owners.

        7.5 Reciprocal Buy-Sell Option.

               7.5.1 Buy-Sell Offer. Provided that Phase I and Phase II are substantially (75%) improved with buildings, either Partner (the "Offering Partner") at any time, so long as such Partner is not in default on any obligation to be performed hereunder, may implement the buy-sell procedures set forth in this Paragraph 7.5 by such Partner giving a written notice (the "Initial Notice") to the other Partner (the "Receiving Partner") of the Offering Partner's election to implement these buy-sell procedures. The Offering Partner shall give a copy of the Initial Notice to the Partnership's accountants and shall include therein the Offering Partner's opinion of the gross value of the Partnership Property ("Stated Value"), with a request that such accountants make a written determination with twenty (20) days of the total amount that would be distributed to the offering Partner (the "Offering Partner Value") and the total amount that would be distributed to the Receiving Partner (the "Receiving Partner Value"), both in accordance with this Agreement, if the Property were sold for the Stated Value as of the date of the Initial Notice to the accountants and all of the liabilities of the Property and the Partnership were paid prior to distribution of any Distributable Cash. Each respective Partner shall disclose in writing to the accountants and the other Partner, to its best knowledge, all liabilities and potential liabilities of the Partnership of which that Partner has actual knowledge (the "Liability Notice"), either (i) with the Initial Notice if that Partner is the offering Partner, or (ii) within five (5) days after receipt of the Initial Notice if that Partner is the Receiving Partner, as the case may be.

        Each Partner shall represent that such disclosures therein are true, correct and complete. Such representations shall survive both the closing as described in Paragraph 7.5.3 and any termination or dissolution of the Partnership. Within fifteen (15) days following receipt by the Offering Partner of the accountants' determination, the Offering Partner shall deliver to the Receiving Partner (the date of such delivery being the "Effective Date of Buy-Out Notice") a written irrevocable offer ("Buy-Out Notice") to do either of the following, at the Receiving Partner's election: (i) purchase the entire Interest of the Receiving Partner at the Receiving Partner Value, or (ii) sell the entire Interest of the Offering Partner to the Receiving Partner at the Offering Partner Value. Such Buy-Out Notice shall set forth the Stated Value and shall contain the accountants' determination of the offering Partner Value and the Receiving Partner Value.

        7.5.2 Buy/Sell Acceptance. From the date the Buy-Out Notice is given, the Receiving Partner shall have thirty (30) days in which to notify the Offering Partner in writing of the Receiving Partner's election to either purchase the Offering Partner's Interest at the offering Partner Value, or to sell its own Partnership Interest at the Receiving Partner Value. Failure of the Receiving Partner to give such a Notice of acceptance to the Offering Partner within such thirty (30) day period shall be deemed to be an acceptance of the Offering Partner's offer to purchase the Receiving Partner's Interest. Following the date of delivery of the Buy-Out Notice, the General Partner shall not enter into any contracts or other agreements or take or fail to take any other action which could materially and adversely affect the value of the Partnership's assets or materially increase or decrease the liabilities of the Partnership without the express written consent of the Limited Partner (unless the General Partner becomes the buying Partner under this Article). If the Receiving Partner determines to purchase the Offering Partner's Interest, the Receiving Partner shall have up to but not more than sixty (60) days from its receipt of the Buy-Out Notice (including any escrow period) within which Receiving Partner must purchase the Interest of the Offering Partner. If the Receiving Partner determines to sell its Partnership Interest, the Offering Partner may designate a closing of such sale at any time up to sixty (60) days after delivery of the Buy-Out Notice, at which time the offering Partner shall purchase the Receiving Partner's Interest at the Receiving Partner Value. If at or prior to the closing, either Partner discovers a liability or potential liability (other than third party tort claims) which was not disclosed or required to be disclosed pursuant to Paragraph 7.5.1 above ("Undisclosed Liability"), then

               (i) if the buying Partner so elects, the Partners shall proceed with the closing of the purchase and sale at the price established in the Buy-Out Notice;

               (ii) if the buying Partner does not elect to proceed under (i) above, upon agreement of the Partners, the closing of the purchase and sale shall proceed at a purchase price adjusted to reflect the Undisclosed Liability; or

               (iii) all actions previously taken and notices previously given pursuant to this Article shall be void and the buy-sell options set forth herein may only be exercised by either Partner again implementing the buy-sell procedures set forth in Paragraph 7.5.1 above.

         7.5.3 Closing Procedures. The purchase and sale shall be for cash at the closing, to be held at the offices of the Partnership or the attorneys for the purchasing Partner or at another mutually acceptable place. Costs of the transaction, including recording fees, escrow and title costs, if any, and other fees (but not attorneys' fees for the parties), shall be divided equally between the Partners. At the closing, the selling Partner shall transfer to the buying Partner the entire Partnership Interest of the selling Partner, free and clear of all liens, security interests, and other competing claims (the "Encumbrances" which may then encumber the Interest being transferred and which are not approved by the buying Partner. The selling Partner shall indemnify and hold the buying Partner harmless from and against any such encumbrances against the Interest being sold. Subject to Paragraph 7.5.4 below, from and after the closing, the selling Partner shall have no further interest in the assets or profits of the Partnership and shall not be responsible for any of its losses (except uninsured third party tort claims arising out of incidents which occurred prior to the closing), and all obligations of the Partnership to the selling Partner (including but not limited to all capital accounts, loans, advances and obligations of the selling Partner under any project financing, and all obligations of the selling Partner to the buying Partner) shall be deemed satisfied and discharged in full. The foregoing obligation to remove Encumbrances against a Partnership Interest shall not extend to Encumbrances against any Property owned by the Partnership, except that the Partners shall cooperate in seeking to obtain a release of the selling Partner by all project lenders.

               7.5.4 Indemnity Regarding Undisclosed Liabilities and Indebtedness. At the closing held pursuant to Paragraph 7.5.3 above, the selling Partner shall deliver to the buying Partner a legally enforceable assignment of Partnership Interest in form approved by the buying Partner prior to the closing, including provisions by which (i) the selling Partner agrees to indemnify and hold the buying Partner harmless from and against any and all liability of loss of value arising or accruing, with respect to the Partnership Interest sold, as a result of any liability or potential liability of the Partnership which was materially understated or should have been but was not disclosed by the selling Partner in accordance with this Paragraph 7.5; (ii) the buying Partner agrees to indemnify the selling Partner for any and all liability or loss of value arising or accruing, with respect to the Partnership Interest sold, as a result of liability or potential liabilities which were materially overstated by the buying Partner in its disclosure pursuant to this Paragraph 7.5; and (iii) the General Partner agrees to indemnify and hold the Limited Partner harmless from and against any and all liability or loss of value arising or accruing as a result of actions taken by the General Partner, without the consent of the Limited Partner, after the date of delivery of the Buy-Out Notice where such consent was required to be obtained pursuant to that Paragraph 7.5. Except for such indemnity, from and after the Closing, the selling Partner shall have no further interest in the assets of profits of the Partnership.

       7.6 Distribution of Proceeds on Sale. In the event of a sale or other Transfer (whether voluntary or involuntary) by the Partnership of all or part of the Property (whether held in the name of the Partnership or any partner), the proceeds therefrom shall be distributed in accordance with the order of priority set forth in subparagraph 9.8.1(a) below, with the balance thereon being distributed to the Partners within thirty (30) day after the closing of such Sale.

       7.7 Section 754 Elections. In the event of a Transfer of all or any part of the Interest of a Limited Partner, the General Partner, in its sole discretion, may make an election to adjust the basis of the Partnership's assets pursuant to Section 754 of the Code.

                                         ARTICLE 8

                             CHANGE IN GENERAL PARTNERS

       8.1 Admission of Successor or Additional General Partners.

               8.1.1 Succession. With such consent of the Limited Partner as may be then required under Paragraph 7.1 or under the Act for the admission of a General Partner, the General Partner may at any time designate one or more Persons to be its successor or to be an additional General Partner, in each case with such participation in the General Partner's Interest as it and such successor(s) or additional General Partner(s) may determine; provided, that the Interest of any other Partner shall not be affected thereby. Each such designee shall become a successor or additional General Partner upon satisfying the conditions of Paragraph 7.3 of this Agreement.

               8.1.2 Voluntary Withdrawal. Except in connection with a Transfer to a successor or additional General Partner pursuant to Paragraph 8.1.1 of this Agreement (other than an assignment to an Affiliate pursuant to Paragraph 7.1), the General Partner shall have no right to retire or withdraw voluntarily from the Partnership, or to Transfer its Interest, without the written consent of the Limited Partner, except that it may cause to be admitted to the Partnership as an additional General Partner or Partners, or substitute in its stead as the General Partner, any entity which has, by merger, consolidation, or otherwise, acquired substantially all of its assets or stock and continued its business; provided, that the Interest of any other Partner shall not be affected thereby. Each such successor or additional General Partner shall be admitted as such to the Partnership upon satisfying the conditions of Paragraph 7.3.2 of this Agreement.

        8.1.3 Replacement. Any voluntary withdrawal by the General Partner from the Partnership, or any Transfer by the General Partner of its Interest, shall be effective only upon the admission in accordance with Paragraph 8.1.1 or 8.1.2 of this Agreement of a successor or additional General Partner, as the case may be.

       8.2 Incapacity of General Partner.

               8.2.1 Termination of Interest. Upon the Incapacity of a General Partner, such Partner shall immediately cease to be a General Partner and its Interest in the Partnership shall terminate; provided, however, that such termination shall not affect any rights or liabilities of such General Partner which accrued prior to such Incapacity (or accrued thereafter but were caused by actions taken by the General Partner prior to such Incapacity), or the value, if any, at the time of such Incapacity of the Interest of such General Partner.

               8.2.2 Continuation of Business. In the event of the retirement (including the withdrawal of a General Partner in accordance with Paragraph 8.1 of this Agreement) or Incapacity of the General Partner, the business of the Partnership shall be continued (a) by any remaining General Partner or Partners if the retiring General Partner or the General Partner to which the Incapacity relates is not then the sole General Partner, or (b) upon the vote of the Limited Partner within sixty (60) days, after the date of such retirement or Incapacity, to continue the business of the Partnership and to admit one or more successor General Partners.

               8.2.3 Acts of Continuation. At the time of any Incapacity of a General Partner or as soon thereafter as feasible, the remaining or newly elected General Partner or Partners shall continue the business of the Partnership and shall (a) give Notice to the Limited Partner of such event, and
(b) make such amendments to this Agreement and execute and file for recordation such amendments and other documents as are necessary to reflect the termination of the Interest and ceasing to function of the General Partner having such Incapacity.

        8.3 Liability of a Withdrawn General Partner. Any General Partner who voluntarily or involuntarily for any reason (including Incapacity) withdraws from the Partnership or Transfers its Interest, shall be and remain liable for all obligations and liabilities incurred by it or resulting from its actions as a General Partner prior to the time that such withdrawal or transfer becomes effective as provided in Paragraph 8.1 above, but it shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the time that such withdrawal or Transfer becomes effective.


                                    ARTICLE 9
                             DEFAULT AND DISSOLUTION

         9.1 Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

            (a) Any Transfer or attempted Transfer by a Partner of its Interest, except as may be permitted under this Agreement;

            (b) A general assignment by any Partner for the benefit of creditors, or the calling of a general meeting of all or substantially all of the creditors of that Partner;

            (c) Default in performance of any other agreement or obligation of any Partner herein contained if said default continues for a period of thirty (30) days after Notice of such default from the non-defaulting Partner or the Partnership, except that an Event of Default shall not be deemed to have occurred if any such default is of a nature that it reasonably requires more than thirty (30) days to cure, is capable of being fully cured within a reasonable time, and the defaulting Partner is diligently proceeding to cure the default.

       9.2 Election of Non-Defaulting Partner. Upon the occurrence of an Event of Default, the non-defaulting Partner may give Notice to the Partnership and the defaulting Partner within thirty (30) days after acquiring knowledge of such Event that it elects to do either of the following:

            (a) Terminate and liquidate the Partnership as set forth below; or

            (b) Acquire the defaulting Partner's Interest as set forth below.

       9.3 Purchase of Interest Upon Default. Upon such election of a Partner to acquire a defaulting Partner's Interest following an Event of Default, the non-defaulting Partner may acquire the defaulting Partner's Interest at a price determined pursuant to Paragraph 9.4.4 and 9.4.5 below.

       9.4 Appraisal and Buy-Out Procedures.

               9.4.1 First Appraiser. If the non-defaulting Partner elects to purchase the defaulting Partner's Interest, it shall designate in its Notice of election a Person to serve as its appraiser, duly qualified as provided in Paragraph 9.4.3 below (the "First Appraiser"). The Partners may mutually agree in writing to use only the First Appraiser or another appraiser mutually appointed by them (a "Single Appraiser").

               9.4.2 Additional Appraisers. If within ten (10) days after the service of the Notice of election and designation referred to above the Partners have not mutually agreed on a Single Appraiser, the defaulting Partner may give written Notice to the non-defaulting Partner designating a second Person as its appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within or by the time above specified, then the appointment of the Single Appraiser shall be binding upon all parties. Either the Single Appraiser or the First and Second Appraisers so designated or appointed shall, within thirty (30) days after the Single Appraiser or the Second Appraiser is appointed, as the case may be, determine the Appraised Value. If, as applicable, within 20 days after the Second Appraiser is appointed, the First Appraiser and Second Appraiser do not agree upon the Appraised Value, they shall themselves appoint a third appraiser (the "Third Appraiser"). In the event that such Appraisers or such Partners are unable to agree upon such an appointment within said 20-day period, then either Partner, on behalf of both, may request such appointment by a California State Superior Court Judge of competent jurisdiction in the district in which the Property is located. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such appraiser. Each Partner will pay the fees and expenses of the appraiser appointed by such Partner, or in whose stead, as above provided, such appraiser was appointed. The fees and expenses of the Third Appraiser, and any other expenses (including the expenses of the Single Appraiser, if applicable) shall be borne equally by both parties.

               9.4.3 Appraiser Qualifications. Any appraiser designated to serve in accordance with the provisions of this Agreement (i) shall be disinterested and impartial; (ii) shall be a duly licensed MAI appraiser and a member in good standing of the American Institute of Real Estate Appraisers (or any successors association or body of comparable standing if such Institute is not then in existence), qualified to appraise real estate and other assets of the type covered by this Agreement; and (iii) shall have been actively engaged in the appraisal of real estate in the general vicinity of the Real Property for a period of not less than five (5) years immediately preceding his appointment.

               9.4.4 Determination of Appraised Value. The appraiser(s) shall determine fair market value, as of the applicable Event of Default, of the Partnership Property as follows: (i) the appraised value shall be determined by a Single Appraiser, if applicable, or (ii) shall be agreed upon by both appraisers in the event that two appraisers serve; or (iii) shall be the average of the appraised values of the two appraisers who are closest together in the event that three appraisers serve. After reaching a decision, the appraisers shall give written notice to each Partner and the Accountants of the final value as determined by them (the "Appraised Value") within fifteen (15) days after appointment of the Third Appraiser or the mutually agreed upon Single Appraiser, as the case may be. The Accountants shall, within thirty (30) days after such notice from the appraiser(s), and based upon a value equal to ninety percent (90%) of the Appraised Value, determine the value of the defaulting Partner's Interest after adjusting the value of Partnership assets as follows:

               (a) Subtracting the product of liabilities of the Partnership (including but not limited to any Partnership obligations or indebtedness attributable to or secured by the Property), multiplied by the defaulting Partner's Interest;

               (b) Subtracting the amount of any third party claims against or liabilities of the defaulting Partner which are secured by or charged against the defaulting Partner's Interest;

            (c) Subtracting any other amounts owed by the defaulting Partner to the Partnership or the non-defaulting Partner; and

            (d) Adding any amounts owed by the Partnership or the non-defaulting Partner to the defaulting Partner.

               9.4.5 Closing Procedures. After such appraisal, the non-defaulting Partner shall purchase the defaulting Partner's Interest for a price equal to the value of the defaulting Partner's Interest as determined by the appraiser(s) and the Accountants pursuant to Paragraph 9.4.4 above at a mutually acceptable time, but not later than sixty (60) days after Notice of the final Appraised Value has been delivered to the Partners. The sale shall be conducted in accordance with the procedures set forth in Paragraph 7.5.3, with the non-defaulting Partner being the purchasing party and the defaulting Partner being the selling party.

               9.4.6 Alternate Remedies. If the appraiser(s) fail to reach a decision within thirty (30) days after the appointment of the Third Appraiser or the mutually agreed upon Single Appraiser, as the case may be, the non-defaulting Partner shall have the right to withdraw its election to purchase the defaulting Partner's Interest pursuant to this Paragraph 9.4 and to dissolve and liquidate the Partnership by giving the defaulting Partner written notice thereof within ten (10) days after the end of such thirty (30) day period.

        9.4.7 Interim Management. During the period beginning with the Event of Default and ending with the closing of sale pursuant to this Paragraph 9.4 or the final liquidation and termination of the Partnership, the business affairs of the Partnership shall be conducted by the non defaulting Partner so as to preserve the assets of the Partnership and maintain the status thereof which existed immediately prior to such dissolution, consistent with reasonably prudent business practice. If the Limited Partner is the non-defaulting Partner, it shall not be liable as a General Partner for actions of the General Partner prior to the commencement of the Limited Partner's management of the affairs of the Partnership pursuant to this subparagraph, and, if it does not desire to manage the business of the Partnership as a General Partner, it shall be entitled to appoint a receiver, at the expense of the Partnership, to manage such affairs.

            9.5 Events of Dissolution. The Partnership shall dissolve upon the happening of any of the following events:

               (a) An Event of Default has  occurred  as provided  above and the non-defaulting Partner has elected to dissolve as provided in Paragraph 9.2(a);

               (b) The  retirement  or  Incapacity  of a sole  General  Partner, unless the business of the Partnership is continued as provided in Paragraph 8.2.2;

               (c) The sale or other  disposition of all of the interests in and loans secured by the real Property (including purchase money security interests) of the Partnership;

               (d) The  mutual  determination  by the  General  Partner  and the
            Limited Partner to dissolve the Partnership;

               (e) The expiration of the term of the Partnership;

               (f) The happening of any other event causing the  dissolution  of the Partnership under the laws of the State of California.

        9.6 Effect of Dissolution. The dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until this Agreement has been canceled and the assets of the Partnership shall have been distributed as provided in Paragraph 9.8. Notwithstanding the dissolution of the Partnership, the business of the Partnership and the affairs of the Partners prior to the termination of the Partnership shall continue to be governed by this Agreement.

        9.7 Capital Contribution upon Dissolution. Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, any return of its Capital Contribution thereto, its Capital Account and its share of Taxable Income or Tax Loss, and shall have no recourse therefor (upon dissolution or otherwise) against any other Partner; provided, however, that upon the dissolution and termination of the Partnership, each Partner shall contribute to the Partnership an amount equal to the deficit balance in its Capital Account. Such contribution shall be made within ten (10) days of Notice by the General Partner but in no event later than the end of the Partnership's taxable year (determined without regard to Section 706(c)(2)(A) of the Code) during which the liquidation of such Partner's Interest occurs (or, if later, then ninety (90) days after the date of such liquidation). Any amount so contributed by any Partner shall be distributed first to any creditors of the Partnership entitled thereto, and the balance to the other Partners in proportion to their then positive Capital Account balances.

        9.8 Liquidation.

               9.8.1 Distribution of Proceeds. Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, and after allocating (pursuant to Article 5 of this Agreement) all income, gain, credits, losses, and deductions resulting therefrom, shall apply and distribute the proceeds thereof (a) first, as contemplated by the definition herein of the term "Sale or Financing Proceeds," one by one, to the payment of the obligations of the Partnership to third parties (including any obligation of the Partnership to the General Partner or any Affiliate thereof on account of a loan from such General Partner or Affiliate to the Partnership), to the expenses of liquidation, and to the setting up of any Reserves for contingencies which the General Partner may consider necessary; and (b) then, to the Partners in proportion to the positive balances in the Partners' respective Capital Accounts. Any such Reserves shall be released and distributed to the Partners in proportion to the positive balances in their respective Capital Accounts as soon as all contingencies have been satisfied or otherwise released.

               9.8.2 Deferral of Sale. Notwithstanding Paragraph 9.8.1 of this Agreement, in the event that the General Partner determines that an immediate sale of all or any portion of the Partnership's assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after giving Notice to the Limited Partner, to the extent not then prohibited by the act, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or distribute the assets to the Partners in kind.

                9.8.3 Distribution in Kind. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive an interest therein as a tenant-in common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent MAI appraiser to be selected pursuant to Paragraph 9.4. The Capital Accounts of all Partners shall be adjusted as of the date of distribution in kind as if the assets were sold on such date for their fair market value (taking into account Section 7701(g) of the code) and Taxable income or Tax Loss arising from the sale were allocated in accordance with this Agreement.

               9.8.4 Final Termination. The General Partner shall cause the cancellation of this Agreement and shall file all applicable notices of termination following the final liquidation and distribution of all of the Partnership's assets.
                                   ARTICLE 10

                               BOOKS AND RECORDS,
                    ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

        10.1 Books and Records. The books and records of the Partnership shall be maintained at the principal office of the Partnership and shall be available for examination there by any Partner or its duly authorized representatives at any reasonable time. To the extent permitted by law, the General Partner will permit the Limited Partner and its duly authorized representatives to inspect and copy such books and records. The Partnership shall maintain such books and records and provide such financial or other statements as the General Partner in its sole discretion deems advisable, subject to the requirements of this Agreement.

        10.2 Accounting and Fiscal Year. The Accountants shall prepare or review all annual financial statements of the Partnership, which statements will be prepared in accordance with generally accepted accounting principles, and shall review or prepare for execution by the General Partner all tax returns of the Partnership. Subject to Section 448 of the Code, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partner. The fiscal year of the Partnership shall end on December 31 of each year, or on such other date permitted under the Code as the General Partner may determine.

        10.3 Bank Accounts and Deposits. The bank accounts of the Partnership shall be maintained at such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner shall determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in United States government securities, securities issued or guaranteed by United States government agencies, securities issued or guaranteed by states or municipalities, savings and loan association deposits, deposits in members of the Federal Home Loan Bank System, deposits at a commercial bank or government securities dealer secured by any of the above, commercial paper, or funds or unit investment trusts investing in the above. The funds of the Partnership shall not be commingled with the funds of any other Person.

       10.4 Reports. The General Partner shall provide to the Limited Partner a copy of each financial report prepared for or on behalf of the Partnership received by the General Partner from the Partnership's independent certified public accountant, which shall contain a detailed accounting of any expenses incurred by the Partnership in connection with any arrangement required to be disclosed pursuant to Paragraph 6.4.4(c) above and shall be prepared and delivered to the Limited Partner in any event not less frequently than quarterly. Without limiting the generality of the foregoing, within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or assignee at any time during the fiscal year then ended (a) a balance sheet as of the end of such fiscal year, and statements of income, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, (b) a cash flow statement, (c) a report summarizing the fees and other remuneration and reimbursed expenses for such fiscal year from the Partnership to the General Partner and each Affiliate of the General Partner, and (d) a statement with respect to such year showing the Distributable Cash and Sale or Financing Proceeds distributed to Persons who were Limited Partners or assignees at any time during such year. In addition, within 75 days after the end of each calendar year, the General Partner shall send to each Person who was a Limited Partner or assignee at any time during the fiscal year ending during such calendar year such tax information as shall be necessary for the preparation by such Limited Partner or assignee of its federal income tax return, and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns Property.

        10.5 Depreciation and Elections. With respect to any depreciable assets of the Partnership, the Partnership may elect to use, so far as permitted by the provisions of the Code, any depreciation method which is appropriate in the opinion of the General Partner. The Partnership may, in the discretion of the General Partner, make or elect not to make, and may revoke or elect not to revoke, any election permitted or required to be made by the Partnership for federal income or state tax purposes.

        10.6 Designation of Tax Matters Partner. The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner or assignee may participate in such administrative proceedings relating to the determination of Partnership items at the Partnership level, to the extent permitted by the Code. Expenses of such administrative proceedings undertaken by the Tax Matters Partner shall be paid from Partnership assets. Each Limited Partner or assignee who elects to participate in such proceedings shall be responsible for its own expenses incurred in connection with such participation. The cost of any adjustments to a Limited Partner or assignee, and the cost of any resulting audits or adjustments of a Limited Partner's or assignee's tax return, will be borne solely by the affected Limited Partner or assignee.
                                   ARTICLE 11

          MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS 11.1 Meetings.

               11.1.1 In General. Meetings of the Partners for any purpose, to be held at the principal office of the Partnership, may be called by the General Partner on its own initiative, and shall be called by the General Partner on written request from the Limited Partner. Any such call or request shall state the purpose of the proposed meeting and the matters proposed to be acted upon there. In addition, the General Partner may submit any matter (upon which the Limited Partner is entitled to act) to the Limited Partner for a vote by written consent without a meeting.

               11.1.2 Notice and Procedures. Notice of any meeting shall be given to each Partner not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Such Notice shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time and place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of the holders of a majority of the outstanding Interests of the Limited Partners shall constitute a quorum at all such meetings; provided, however, that if there be no such quorum, the holders of a majority in Interest of the Partners who are present or represented by proxy may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any such meeting need be given to any Partner who attends in person or is represented by proxy (except for a Partner who attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Partner entitled to such Notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

               11.1.3 Vote Determination Date. For the purpose of determining the Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partner may fix, in advance, a date as the record date for any such determination. The determination date shall be not more than 50 days nor less than 7 days before any such meeting.

               11.1.4 Proxy. Each Partner other than the General Partner may authorize any Person to act for it by proxy, whether by waiving Notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the applicable Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

               11.1.5 Rules and Officers. At each meeting, the General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partner shall deem appropriate.

        11.2 Voting Rights. The Limited Partner shall have the right to vote on:

               (a) Those matters specified in Paragraphs 6.3, 6.4.3 and 6.4.4 or elsewhere in this Agreement; and

               (b) Amendments to this Agreement, subject to the provisions hereof, provided that such amendments (a) shall not allow any Limited Partner to take part in the management of the Partnership's business, and (b) shall not, without the consent of the General Partner, alter the rights, powers or duties of the General Partner as set forth herein. ARTICLE 12

                                    OTHER PROVISIONS

        12.1 Appointment of General Partner as Attorney-in-Fact.

               12.1.1 In General. Each Limited Partner, including each Additional and Substituted Limited Partner, by its execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

                (a) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the General Partner deems appropriate to form, qualify or continue the Partnership as a Limited Partnership (or a partnership in which the Limited Partner will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

               (b) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

               (c) All conveyances of Property with a value of Twenty Thousand and 00/100ths Dollars ($20,000.00) or less in the aggregate.

       Nothing in this Section shall, however, authorize the General Partner to execute amendments to this Agreement as attorney-in-fact for the Limited Partner other than those amendments which the General Partner is authorized to make pursuant to Paragraph 6.2 of this Agreement.

        12.1.2 Irrevocable. The foregoing appointment of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the bankruptcy, death, adjudication of incompetence or insanity, other Incapacity, or dissolution of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interests of such Person, and shall not be affected by the subsequent incapacity of the principal, provided, however, that in the event of the assignment by a Limited Partner of all of its Interest, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

        12.2 Representative of Limited Partner. Except as otherwise provided herein, RCSA Holdings, Inc., General Partner of Old Vail Partners, Harold Elkan, President, or such other individuals as the Limited Partner may designate by notifying the General Partner in writing from time to time, shall have the authority to represent the Limited Partner in its dealings with the General Partner on all matters relating to the Partnership.

    12.3 Amendments.

              12.3.1 Admission Transfer or Continuation. Each additional and Substituted Limited Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement, a power of attorney to the General Partner, and such other instruments, in such manner, as the General Partner shall determine. By so signing, each Additional and Substituted Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement. If this Agreement is amended as a result of adding or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment to this Agreement shall be sufficient when it is signed by the General Partner and by the Person to be substituted or added or who is increasing its investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an additional General Partner, the amendment to this Agreement shall be sufficient when it is signed by the other General Partner or General Partners and by the additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner and if the business of the Partnership is to be continued, the amendment to this Agreement shall be sufficient when it is signed by the withdrawing General Partner (and such General Partner hereby so agrees) and by the remaining or successor General Partner or General Partners.

          12.3.2 Right With Consent: Prohibition. In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the General Partner with the consent of the Limited Partner; provided, however, that without the consent of the Partners to be adversely affected by an amendment, this Agreement may not be amended so as to (a) convert a Limited Partner's Interest into a General Partner's interest, (b) modify the limited liability of a Limited Partner, or (c) alter the interest of a Partner in Taxable Income, Tax Loss, Distributable Cash or Sale or Financing Proceeds.

               12.3.3 Rights Without Consent. In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any Limited Partner: (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner; and (c) to take such actions as may be necessary (if any) to insure that the Partnership will be treated as a partnership, and that each Limited Partner will be treated as a Limited Partner, for federal income tax purposes. Notwithstanding the foregoing, no amendment shall be adopted pursuant to this Paragraph 12.2.3 unless the adoption thereof
(i) is for the benefit of or is not adverse to the interests of the Limited Partner, (ii) does not affect the distribution of Distributable Cash or Sale or Financing Proceeds or the allocation of Taxable Income or Tax Loss among the Partners or between the Limited Partners as a class and the General Partner as a class, and (iii) does not affect the limited liability of the Limited Partner or the status of the Partnership as a partnership for federal income tax purposes.

               12.3.4 Filings. In making any amendments, there shall be prepared and filed by the General Partner such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Partnership.

        12.4 Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation, to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership may become subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Distributable Cash and Sale or Financing Proceeds distributable to such Limited Partner to the extent of the amount of such withholding tax or other liability or obligation. The Partnership shall have a right of set-off against such distributions of Distributable Cash or Sale or Financing Proceeds, in the amount of such withholding tax or other liability or obligation.

        12.5 Commissions. Each Partner acknowledges, represents, and warrants to the Partnership and the other Partners that, as of the effective date of this Agreement, no finder's fee, broker's commission, or similar fee has or will become payable by such Partner, any Affiliate of such Partner, or the Partnership as a result of the formation of the Partnership, the contribution of assets to the Partnership, the operation of the Partnership business, or the sale or encumbrance of any portion of the Partnership Property. Such representation and warranty shall survive the termination or dissolution of the Partnership; and in the event of any such claim, the Partner through whom such claim is made shall be liable for the cost of any defense, dispute, or payment and shall indemnify and hold the other Partner harmless therefor.

        12.6 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

          12.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

        12.8 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

        12.9 Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

          12.10 Article and Paragraph Titles. Article and Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

        12.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto respecting the matters generally addressed herein including all matters regarding the Partnership; there are no representations, agreements, arrangements, or understandings, verbal or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"General Partner"                   "Limited Partner"


LANDGRANT CORPORATION, a            OLD VAIL PARTNERS, a
        California corporation          California General Partnership

By: /S/ C. Samuel Marasco                By: RCSA HOLDINGS, INC.,
     C. Samuel Marasco, President                  A California corporation
                                             General Partner
By: /S/ Chris Smith                            By: /S/ Harold S. Elkan
    Chris Smith, Vice President                 Harold S. Elkan, President

                                               By: /S/ Steven R. Whitman
                                                  Steven R. Whitman, Asst.
                                             Secretary

                                        By: /S/ Peter Werner Edelmann
                                            Peter Werner Edelmann, a married
                                           Man , holding title as his sole and
                                          Separate property